Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Alex McAulay, Treasurer, Secretary, Chief Financial Officer and Director, of Naked Brand Group Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-Q of Naked Brand Group Inc. for the six month period ended July 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Naked Brand Group Inc.

Dated: September 23, 2013

/s/ Alex McAulay
Alex McAulay
Treasurer, Secretary, Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Naked Brand Group Inc. and will be retained by Naked Brand Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.